UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Nexstar Media Group, Inc.

(Name of Registrant as Specified in Its Charter)

Communications Workers of America

SOC Investment Group

Charles Braico

Nell Geiser

Zane Farr

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March 9, 2026

CWA Union Notifies Nexstar of Plan to Undertake Independent Solicitation of Shareholders for Governance Reforms

●	Calls for adoption of governance proposals to bring Nexstar in line with best practices
●	Urges shareholders to take critical view of merger-driven strategy

Washington – The Communications Workers of America (CWA), a shareholder of Nexstar Media Group (Nasdaq: NXST) (“Nexstar” or the “Company”), today announced it has notified Nexstar of its intent to solicit shareholders in support of five governance proposals at the upcoming 2026 Annual Meeting of Shareholders (the “Annual Meeting”).

The National Association of Broadcast Employees and Technicians (NABET-CWA), which represents workers at Nexstar-owned television stations, is a long-term stakeholder in the Company and seeks to improve governance so local TV stations can survive and thrive in the future. NABET-CWA President Charlie Braico stated:

“Nexstar’s board lacks independent leadership from Chair and CEO Perry Sook, contributing to a record of governance problems that are harmful to shareholders. Despite strong shareholder support for an independent board chair, the company has delayed implementation of this policy as a condition of its employment agreement with Sook and the board has not even appointed a lead independent director. Now company leadership is engaged in empire-building through the proposed TEGNA transaction to the detriment of shareholders. These management problems extend to labor relations as well – Nexstar has repeatedly engaged in frivolous appeals, wasting resources rather than complying with administrative and court decisions requiring it to recognize its workers’ unions at multiple locations. By advancing an independent solicitation, we can ensure shareholders are afforded their right to a voice on the Company’s governance shortcomings.”

The proposals are:

1.	Resolved: Stockholders request the Board of Directors to take the steps to adopt a “proxy access” bylaw provision to require that the Company include stockholder-nominated candidates in the Company’s proxy materials for up to 20 percent of the seats on the Board of Directors so long as the nominating stockholder (or a group of up to 20 stockholders) has beneficially owned at least 3 percent of Company’s outstanding shares continuously for at least three years.

2.	Resolved: Stockholders request that the Board of Directors take the necessary steps to amend the Company’s certificate of incorporation and bylaws as necessary to grant holders of at least 15 percent of outstanding common stock combined the power to call a special meeting of stockholders.

3.	Resolved: Stockholders request that the Board of Directors take the necessary steps to adopt a “poison pill” bylaw provision to require that any rights plan be submitted to a stockholder vote within one year of being adopted, extended, or renewed by the Board of Directors.

4.	Resolved: Stockholders request that the Board of Directors adopt a policy that the Board Chair shall be an independent director who has not previously served as an executive officer of the Company. This policy should be implemented to the maximum extent feasible, and in situations where the Board of Directors is unable to appoint an independent Board Chair, the Board of Directors shall appoint a lead independent director who has not previously served as an executive officer of the Company. This policy should be implemented so as not to violate any contractual obligations, with amendments to the Company’s governing documents as needed. The policy should also specify the process for selecting a new independent Chair if the current Chair ceases to be independent between annual meetings of shareholders. Compliance with the policy may be excused if an independent director is not available or willing to serve as Board Chair.

5.	Resolved: Stockholders urge the Board of Directors to take the necessary steps to adopt a “major transactions stockholder approval” amendment to the Company’s certificate of incorporation that requires the Company to obtain stockholder approval of any merger or acquisition prior to closing, when the value of that transaction exceeds 20 percent of the Company’s market capitalization.

DISCLAIMER

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “will,” “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. Any projected results and/or statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this press release is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this press release in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. Any figures are unaudited estimates and subject to revision without notice. CWA disclaims any obligation to update the information herein and reserve the right to change any of their opinions expressed herein at any time as they deem appropriate. Past performance is not indicative of future results.

IMPORTANT INFORMATION

CWA, SOC Investment Group, Charles Braico, Nell Geiser, and Zane Farr (collectively, the “Participants”) intend to file a definitive proxy statement and accompanying proxy card (the “Proxy Statement”) with the SEC to be used to solicit proxies in connection with the 2026 annual meeting of shareholders (the “Annual Meeting”) of Nexstar Media Group (the “Company”). All shareholders of the Company are advised to read the Proxy Statement and other documents related to the solicitation of proxies, each in connection with the Annual Meeting, by the Participants when they become available, as they will contain important information, including additional information related to the Participants. The Proxy Statement and an accompanying BLUE proxy card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge from CWA by writing to CWA at 501 Third Street, NW, Washington, DC 20001 and on the SEC website at http://www.sec.gov.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise is contained in Exhibit 2 to the Schedule 14A to be filed by the Participants with the SEC on or about March 30, 2026. This document is available free of charge from the sources described above.

Contacts

Investor Contact – Nell Geiser, Director of Research, Communications Workers of America, ngeiser@cwa-union.org

Media Contact – Moira Bulloch, Director of Communications, Communications Workers of America, mbulloch@cwa-union.org